ALLIANCE CAPITAL RESERVES
ALLIANCE GOVERNMENT RESERVES
ALLIANCE MUNICIPAL TRUST
Forms of Resolutions for Adoption at
Regular Meetings of Trustees
          September 25, 1999
Agenda Item 1

All			RESOLVED, that the minutes of the
  Funds	Regular Meetings of the Trustees held on June 21, 1999 and
the Special Meetings on August 10, 1999, August 12, 1999,
August 16, 1999 and September 7, 1999 in the form recorded in the minute book of each Fund, are hereby approved.


Agenda Item 2

All			RESOLVED, that PricewaterhouseCoopers LLP,
  Funds	independent public accountants, are hereby selected to
audit the accounts of the Fund for the fiscal year ending
June 30, 2000.